UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 776-3722

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PFHC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Master Reorganization Agreement

Pursuant to a master reoganization agreement (the “Master Reorganization Agreement”) dated May 12, 2022, by and among ProFrac Holding Corp., a Delaware corporation (the “Company”), ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”), Farris C. Wilks and the Farris and Jo Ann Wilks 2022 Family Trust (together with Farris C. Wilks and certain entities under his control, “FW”), THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”), and certain other ProFrac LLC Unit Holders (as defined below), the Company and ProFrac LLC completed certain restructuring transactions (the “Reorganization”) in connection with the Offering (as defined below). As part of the Reorganization:

•	the Company amended and restated its Certificate of Incorporation and Bylaws, as described in further detail under Item 5.03 of this Current Report on Form 8-K;

•	the members of ProFrac LLC entered into the Third A&R LLC Agreement (as defined below);

•

in connection with the adoption of the Third A&R LLC Agreement, all of the membership interests in ProFrac LLC held by the then-existing owners of ProFrac LLC (including the THRC FTSI Related Equity (as defined in the Prospectus)), were converted into a single class of common units in ProFrac LLC (“ProFrac LLC Units”, and any holder of ProFrac LLC Units other than the Company and its wholly-owned subsidiaries, the “ProFrac LLC Unit Holders”), and the Company was admitted as the sole managing member of ProFrac LLC;

•	the 1,000 shares of common stock of the Company issued to ProFrac LLC at the formation of the Company were redeemed and cancelled for nominal consideration;

•

the Company issued to (i) FW 10,447,288 shares of Class A Common Stock and 47,508,329 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”), (ii) THRC 10,447,288 shares of Class A Common Stock and 49,939,536 shares of Class B Common Stock, (iii) Matt Wilks 1,220,978 shares of Class B Common Stock, (iv) KWELL Holdings, LP, a Texas limited partnership, 1,220,978 shares of Class B Common Stock, (v) Coy Randle 1,215,603 shares of Class B Common Stock and (vi) Ronald Jordan 27,778 shares of Class B Common Stock. Each share of Class A Common Stock was exchanged for equity interests in FTS International, Inc., a Delaware corporation. Each share of Class B Common Stock was exchanged for a cash payment equal to the par value of such shares; and

•

immediately after the closing of the Offering, a portion of the net proceeds from the Offering was used to purchase the THRC FTSI Related Equity from THRC Holdings, and the remainder was contributed by the Company to ProFrac LLC in exchange for a number of ProFrac LLC Units such that the Company will directly and indirectly hold a total number of ProFrac LLC Units equal to the number of shares of the Company’s Class A Common Stock outstanding following the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On May 12, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Piper Sandler & Co. and Morgan Stanley & Co. LLC, for themselves and as representatives of the other underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A Common Stock. The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and the purchase by the Underwriters, of 16,000,000 shares of Class A Common Stock at a price to the public of $18.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 2,400,000 additional shares of Class A Common Stock. The material terms of the Offering are described in the prospectus, dated May 12, 2022 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 16, 2022, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-261255), initially filed by the Company on November 22, 2021 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Registration Rights Agreement

On May 17, 2022, in connection with the closing of the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with FW, THRC Holdings and certain other stockholders identified on the signature pages thereto. Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Class A Common Stock under certain circumstances, as described below.

At any time after the 180-day lock-up period described in the Prospectus and subject to the certain limitations, a Holder (as defined in the Registration Rights Agreement) has the right to require the Company to prepare and file a registration statement registering the offer and sale of a certain number of its shares of Class A Common Stock. Generally, the Company is required to provide notice of the request to certain other Holders under the Registration Rights Agreement who may, in certain circumstances, participate in the registration. Subject to certain exceptions, the Company will not be obligated to effect a demand registration more than four times for each Holder or within 90 days after the closing of any requested underwritten offering of shares of Class A Common Stock.

The Registration Rights Agreement also obligates the Company to cooperate with each Holder in effecting the disposition of its shares of Class A Common Stock by such methods as such Holder may request, including through underwritten offerings and block trades.

Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A Common Stock or conduct an underwritten offering, whether or not for its own account, then the Company must notify the Holders and allow them to include a specified number of their shares of Class A Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, and the Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement also requires the Company to indemnify each Holder against certain liabilities under the Securities Act.

The foregoing description and the description of the Registration Rights Agreement contained in the Prospectus are qualified in their entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Third Amended and Restated Limited Liability Company Agreement of ProFrac LLC

On May 17, 2022, in connection with the Offering, the members of ProFrac LLC entered into the Third Amended and Restated ProFrac Limited Liability Agreement (the “Third A&R LLC Agreement”). The Third A&R LLC Agreement included certain changes to reflect the conversion of the preexisting equity interests of ProFrac LLC into ProFrac LLC Units and to reflect certain matters related to the Offering. In addition, under the Third A&R LLC Agreement, each of the ProFrac LLC Unit Holders will, subject to certain limitations, have the right, which we refer to as the “Redemption Right,” to cause ProFrac LLC to acquire all or a portion of its ProFrac LLC Units for, at ProFrac LLC’s election, (i) shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each ProFrac LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of ProFrac LLC) will have the right, which we refer to as the “Call Right,” to acquire each tendered ProFrac LLC Unit directly from the redeeming ProFrac LLC Unit Holder for, at the Company’s election, (x) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash.

The foregoing description is qualified in its entirety by reference to the full text of the Third A&R LLC Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

On May 17, 2022, in connection with the Offering, the Company entered into a tax receivable agreement (the “Tax Receivable Agreement”) with certain of the ProFrac LLC Unit Holders (each such person or its permitted transferees, a “TRA Holder” and collectively, the “TRA Holders”) at the closing of the Offering. The Tax Receivable Agreement generally provides for the payment by the Company to each TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Offering as a result of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s ProFrac LLC Units in connection with the Offering or pursuant to an exercise of the Redemption Right or the Call Right and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement. The Company will be dependent on ProFrac LLC to make distributions to the Company in an amount sufficient to cover the Company’s obligations under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of any actual net cash savings.

Payments will generally be made under the Tax Receivable Agreement as the Company realizes actual cash tax savings in periods after the Offering from the tax benefits covered by the Tax Receivable Agreement. However, if the Company experiences a change of control or the Tax Receivable Agreement otherwise terminates early (at the Company’s election or as a result of the Company’s breach or the commencement of bankruptcy or similar proceedings by or against the Company), the Company’s obligations under the Tax Receivable Agreement would accelerate and the Company would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (determined by applying a discount rate). Any such payment is expected to be substantial.

The foregoing description and the description of the Tax Receivable Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Tax Receivable Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

On May 17, 2022, in connection with the closing of the Offering, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with FW, THRC Holdings and certain of the other ProFrac LLC Unit Holders. Among other things, the Stockholders’ Agreement provides that, for so long as THRC Holdings, FW and their affiliates individually or collectively beneficially own more than 50% of the outstanding shares of the Company’s common stock, THRC Holdings and FW will each have the right to designate one director for election to the Board following the Offering.

When THRC Holdings, FW and their affiliates collectively beneficially own less than 50% of the outstanding shares of the Board, the Board will be divided into three classes, with directors of each class serving for staggered three-year terms, and THRC Holdings and FW will each have the right to designate one class III director to the Board for so long as each of THRC Holdings and FW and their affiliates collectively beneficially own at least 5% of the outstanding shares of the Company’s common stock.

The foregoing description and the description of the Stockholders’ Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Stockholders’ Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Shared Services Agreement

On May 3, 2022, in connection with the Offering, Wilks Brothers, LLC (the “Service Provider”) and ProFrac Holdings II, LLC (“ProFrac II LLC”) entered into a shared services agreement (the “Shared Services Agreement”), pursuant to which the Service Provider will provide certain consulting, technical and administrative services to ProFrac II LLC. In exchange for such services, ProFrac II LLC will pay to the Service Provider an aggregate annual retainer fee equal to $7.0 million payable in quarterly installments.

The Shared Services Agreement will continue for a period of three years from its execution date, and then automatically be extended for additional one-year terms unless the Service Provider or ProFrac II LLC provides 90 days prior written notice of its desire not to automatically extend the term. The Shared Services Agreement may only be assigned by a party with the other party’s consent. Farris C. Wilks and Dan H. Wilks own the Service Provider.

The foregoing description and the description of the Shared Services Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Shared Services Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2022 Long Term Incentive Plan

The description of the ProFrac Holding Corp. 2022 Long Term Incentive Plan (the “LTIP”) provided in Item 5.02 hereto under the heading “2022 Long Term Incentive Plan” is incorporated by reference into this Item 1.01. A copy of the LTIP is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereto under “Master Reorganization Agreement” is incorporated by reference into this Item 3.02.

In addition, in connection with the closing of the Offering, the Company issued an aggregate of 2,114,273 shares of Class A Common Stock to the sellers from whom ProFrac LLC acquired 6,700 acres that are being developed into a sand mine. Such shares were issued pursuant to right agreements, entered into with each such seller at the time of such acquisition.

The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On May 2, 2022, the Board of Directors of the Company (the “Board”), effective immediately after effectiveness of the Registration Statement, increased the size of the Board to five and appointed Sergei Krylov, Terry Glebocki, Stacy Nieuwoudt and Gerald Haddock as members of the Board.

Biographical information for Sergei Krylov, Terry Glebocki, Stacy Nieuwoudt and Gerald Haddock is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

As compensation for services provided as a member of the Board, except as otherwise determined by the Board, each non-employee director will receive (i) an annual cash retainer of $95,000, (ii) an annual equity-based award with an aggregate fair market value of approximately $150,000 on the date of grant that will vest on the first anniversary of the closing of the Offering for the annual equity-based awards granted in 2022 and following a one-year vesting period for awards granted thereafter, and (iii) an additional cash fee of $1,500 for each Board or Committee meeting attended by the applicable non-employee director. Except as otherwise determined by the Board, each director will be entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. In addition, in light of the offering and except as otherwise determined by the Board, the non-employee directors will receive a one-time equity-based award with an aggregate fair market value of approximately $285,000 on the date of grant that will vest in substantially equal installments on each of the first, second and third anniversaries of the closing of the Offering.

Ms. Glebocki, Ms. Nieuwoudt and Mr. Haddock will initially serve as members of the Board’s Audit Committee, with Ms. Glebocki serving as chair of the Audit Committee. As chair of the Audit Committee, Ms. Glebocki will receive an additional annual cash retainer of $20,000. Ms. Glebocki, Ms. Nieuwoudt and Mr. Haddock will serve on the Board’s Compensation Committee, with Ms. Nieuwoudt serving as the chair of the Compensation Committee. As chair of the Compensation Committee, except as otherwise determined by the Board, Ms. Nieuwoudt will receive an additional annual cash retainer of $15,000.

The Company does not currently anticipate that any of Mr. Krylov, Ms. Glebocki, Ms. Nieuwoudt and Mr. Haddock will receive additional compensation for their respective service on the Board.

Based upon information requested from and provided by each director concerning her or his background, employment and affiliations, including family relationships, the Board determined that Ms. Glebocki, Ms. Nieuwoudt and Mr. Haddock, representing a majority of the directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Mr. Krylov, Ms. Glebocki, Ms. Nieuwoudt and Mr. Haddock have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

On May 12, 2022, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, which are attached as Exhibits 10.4 through 10.12 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

2022 Long Term Incentive Plan

On May 2 , 2022, the Company adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following types of awards: (1) incentive stock options qualified as such under U.S. federal income tax laws; (2) stock options that do not qualify as incentive stock options; (3) stock appreciation rights; (4) restricted stock awards; (5) restricted stock units; (6) bonus stock; (7) dividend equivalents; (8) other stock-based awards; (9) cash awards; and (10) substitute awards. Subject to adjustment in accordance with the terms of the LTIP, 3,120,708 shares of Class A Common Stock have been reserved for issuance pursuant to awards under the LTIP. If an award under the LTIP is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the LTIP. The LTIP will be administered by the Board’s Compensation Committee or the Board, as applicable.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

The Company amended and restated its certificate of incorporation (the “Amended Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on May 17, 2022, and became effective on May 17, 2022.

A description of the Amended Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description of the Amended Certificate of Incorporation and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On May 17, 2022, the Company amended and restated its bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description of the Bylaws contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On May 12, 2022, Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, are being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1¥	Underwriting Agreement, dated as of May 12, 2022, by and among ProFrac Holding Corp., J.P. Morgan Securities LLC, Piper Sandler & Co. and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein.

2.1	Master Reorganization Agreement, dated as of May 12, 2022, by and among ProFrac Holdings, LLC, ProFrac Holding Corp. and the other parties thereto.

3.1	Amended and Restated Certificate of Incorporation of ProFrac Holding Corp., as filed with the Secretary of State of the State of Delaware on May 17, 2022.

3.2	Amended and Restated Bylaws of ProFrac Holding Corp. effective as of May 17, 2022.

4.1	Registration Rights Agreement, dated as of May 17, 2022, by and among ProFrac Holding Corp., THRC Holdings, LP, Farris C. Wilks and the other parties thereto.

4.2	Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, dated as of May 17, 2022.

4.3	Stockholders’ Agreement, dated as of May 17, 2022, by and among ProFrac Holding Corp., THRC Holdings, LP, Farris C. Wilks, FARJO Holdings, LP and the Farris and Jo Ann Wilks 2022 Family Trust.

10.1	Tax Receivable Agreement, dated as of May 17, 2022, by and among ProFrac Holding Corp., the TRA Holders and the Agents named therein.

10.2†	ProFrac Holding Corp. 2022 Long Term Incentive Plan.

10.3	Shared Services Agreement, dated as of May 3, 2022, by and between Wilks Brothers, LLC and ProFrac Holdings II, LLC.

10.4	Indemnification Agreement (Johnathan Ladd Wilks).

10.5	Indemnification Agreement (Matthew D. Wilks).

10.6	Indemnification Agreement (James Coy Randle, Jr.).

10.7	Indemnification Agreement (Lance Turner).

10.8	Indemnification Agreement (Robert Willette).

10.9	Indemnification Agreement (Sergei Krylov).

10.10	Indemnification Agreement (Theresa Glebocki).

10.11	Indemnification Agreement (Stacy Nieuwoudt).

10.12	Indemnification Agreement (Gerald Haddock).

99.1*	Press Release, dated as of May 12, 2022.

*	Furnished herewith.
¥

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name: Lance Turner
Title: Chief Financial Officer

Date: May 17, 2022